UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 13, 2011

Date of Earliest Event Reported: January 12, 2011

1111 West Jefferson Street, Suite 200

Boise, Idaho 83702-5388

(Address of principal executive offices) (Zip code)

(208) 384-7000

(Registrants’ telephone number, including area code)

Commission File Number	Exact Name of Registrant as Specified in Its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the “company,” “we,” “us,” “our,” or “Boise” refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Bernadette M. Madarieta as Vice President and Controller

On January 12, 2011, our board of directors elected Bernadette M. Madarieta, 35, as vice president and controller, effective February 1, 2011. Ms. Madarieta will assume this position from Samuel K. Cotterell, who was elected as our senior vice president and chief financial officer, effective January 1, 2011. Prior to Ms. Madarieta’s election as our vice president and controller, she had served as vice president and controller of Boise Cascade, LLC since February 2008. From October 2004 to January 2008, Ms. Madarieta served as Boise Cascade LLC’s director of financial reporting. From 2002 to October 2004, Ms. Madarieta served as supervisor of external financial reporting for Boise Cascade Corporation. Prior to joining Boise Cascade Corporation, Ms. Madarieta was an assurance and business advisory manager at KPMG and Arthur Andersen, where she was responsible for planning and supervising audit engagements for corporations and privately held companies. Ms. Madarieta received a B.B.A. in accounting from Boise State University and is a certified public accountant.

There are no arrangements or understandings between Ms. Madarieta and any other person pursuant to which Ms. Madarieta was elected as an officer. No family relationships exist between Ms. Madarieta and any of our directors or executive officers. There are no related party transactions existing between us and Ms. Madarieta.

Compensation Arrangements with Ms. Madarieta Upon her Election as Vice President and Controller

On January 12, 2011, the Compensation Committee of our board of directors approved the following compensation arrangements with Ms. Madarieta upon her election as vice president and controller, effective February 1, 2011:

•	Ms. Madarieta’s annual base salary will be $270,000.

•	Ms. Madarieta’s short-term incentive award target payout under the Boise Inc. Incentive and Performance Plan will be 45%.

•

The Compensation Committee of our board of directors has retained an independent consultant to analyze and recommend a form of long-term incentive award for 2011, the value of which will be commensurate with the role of vice president and controller, based on market data. This incentive award is expected to be granted on March 15, 2011.

•

The terms of Ms. Madarieta’s severance agreement will be identical to those terms reflected in the form of officer severance agreement filed as Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on February 22, 2010.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	News Release dated January 13, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.		BZ INTERMEDIATE HOLDINGS LLC

By	/S/ KAREN E. GOWLAND	By	/S/ KAREN E. GOWLAND
	Karen E. Gowland		Karen E. Gowland
	Senior Vice President, General Counsel and Secretary		Senior Vice President, General Counsel and Secretary

Date: January 13, 2011